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                                                                   Exhibit 10.10

EXECUTION COPY

                      YAHOO! INC. - AMERICAN GREETINGS INC.

                         LICENSE AND PROMOTION AGREEMENT

This License and Promotion Agreement (this "Agreement") is entered into as of August 2, 1999 (the "Effective Date") between Yahoo! Inc., a Delaware corporation with offices at 3420 Central Expressway, Santa Clara, CA 95051 ("Yahoo") and americangreetings.com, inc., a Delaware corporation ("AG Parent") and its wholly-owned subsidiary, ag.com, inc., a Delaware corporation ("AG Sub" and collectively with AG Parent, "American Greetings"), both with offices at One American Road, Cleveland, Ohio, 44144).

         WHEREAS, Yahoo is a global Internet media company that offers a network of branded programming that serves millions of users daily; and

         WHEREAS, American Greetings provides a variety of services relating to greeting cards; and

         WHEREAS, the parties wish to enter into this Agreement where, subject to the terms contained herein, the parties will integrate their services and conduct certain joint marketing activities.

         NOW THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

SECTION 1: DEFINITIONS.
-----------------------

         Capitalized terms used in this Agreement shall have the meanings attributed to them in Exhibit A hereto or elsewhere in the Agreement.

SECTION 2: LICENSES AND LIMITED EXCLUSIVITY.
--------------------------------------------

2.1. License to Yahoo.
     -----------------

         Subject to the terms and conditions of this Agreement, American Greetings hereby grants to Yahoo, and Yahoo hereby accepts:

(a) A non-exclusive, worldwide, license, for the Term, to use, reproduce, distribute, display and transmit the American Greetings Cards provided to Yahoo hereunder in connection with the development and deployment of Yahoo Cards and to permit Users to customize, send, view, download and print such American Greetings Cards. Yahoo may modify features of the American Greetings Cards only to the extent necessary to fit the format and look and feel of the Yahoo Properties but shall not modify the content of any American Greetings Card.

(b) A non-exclusive, worldwide, fully paid license, for the Term, to use, reproduce and display the American Greetings Brand Features only: (i) in connection with the presentation of American Greetings Cards on Yahoo Cards; and
(ii) in connection with the marketing and promotion of the Yahoo Properties provided that, in each case, American Greetings has approved any marketing and promotional material and all other uses of the American Greetings Brand Features prior to their first distribution, which approval shall not be unreasonably withheld or delayed.

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(c) Yahoo shall be entitled to sublicense the rights set forth in this Section
2.1 only (i) to its Affiliates only for inclusion in Yahoo Properties, and (ii) in connection with any mirror site, derivative site, or arrangement for the distribution of a Yahoo Property (e.g., a "My Yahoo" property distributed and co-branded with an original equipment manufacturer).

2.2. License to American Greetings.
     ------------------------------

(a) Subject to the terms and conditions of this Agreement, Yahoo hereby grants to American Greetings, and American Greetings hereby accepts, a non-exclusive, worldwide, fully paid license, for the Term, to use, reproduce and display the Yahoo Brand Features (including, but not limited to, the Yahoo Graphic Link) only: (i) in connection with the link described in Section 3.2(c) below and (ii) in connection with the marketing and promotion of Yahoo Cards, provided that in each case Yahoo has approved any marketing and promotional material and all other uses of the Yahoo Brand Features prior to their first distribution, which approval shall not be unreasonably withheld or delayed.

(b) Yahoo hereby grants to American Greetings a fully paid, perpetual, non-transferable, non-revocable license to use the American Greetings Card User Data solely for American Greetings' own use and subject to American Greetings' agreement that none of the American Greetings Card User Data, and any reports or data or information containing the American Greetings Card User Data will be sold, loaned, rented or otherwise transferred or made available or otherwise disclosed or conveyed directly or indirectly to any third parties without the express, prior written consent of Yahoo, and provided that, in all cases American Greetings agrees to use such information only in accordance with the terms of Sections 6.1, 10.3(d) and the then current Yahoo Privacy Policy.

2.3. Limited Exclusivity.
     --------------------

(a) During the Term, within [                                         ], Yahoo
shall not [
     ]. For clarity, the parties expressly agree that nothing in this Section 2.3(a) shall preclude Yahoo from [
                                                                             ].

(b) During the Term, Yahoo shall not [



                              ].

(c) During the Term, Yahoo shall not [

                                                 ].

(d) During the Term, Yahoo shall not [








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                            ]

(e) Except as explicitly set forth in this Section 2.3, nothing in this Agreement shall preclude Yahoo from [



                                               ]

SECTION 3: RESPONSIBILITIES OF THE PARTIES.

3.1. Yahoo's Responsibilities.
     -------------------------

(a) Yahoo shall host and be solely responsible for the design, layout and posting of Yahoo Cards; provided that, Yahoo agrees to: (i) consider input from American Greetings concerning the design of Yahoo Cards, and (ii) to work in good faith with American Greetings to design the American Greetings Content Pages in a manner mutually agreeable to both parties, provided, however that the design of the American Greetings Content Pages (and any material modifications thereto) shall be subject to the approval of American Greetings prior to deployment which approval shall not be unreasonably withheld or delayed. Notwithstanding anything to the contrary in this Section 3.1(a), American Greetings understands and agrees that Yahoo shall have the final determination over the design, layout and posting of Yahoo Cards.

(b) During the Term, Yahoo shall include American Greetings Cards in Yahoo Cards as follows:

(i) No fewer than [             ] of the Greetings [
                     ] displayed on [                                ] shall be
American Greetings Cards.

(ii) No fewer than [                 ] of the Greetings [
                        ]  displayed on [
                                    ] shall be American Greetings Cards for any
category in which American Greetings supplies Yahoo with American Greetings Cards. By way of example, and not in limitation of the foregoing, if upon a User's request for birthday cards, Yahoo Cards displays [
      ] with [     ] birthday cards on each Page, no fewer than [     ] American
Greetings Cards shall appear on each such [             ]. In the event that the
[                       ] does not display any American Greetings Cards, Yahoo's
obligations pursuant to this Section 3.1(b)(ii) shall [
                        ] for any category in which American Greetings supplies
Yahoo with American Greetings Cards.

(iii) American Greetings Cards provided to Yahoo, other than those appearing on
[                                   ] and [                          ] (or [
                          ] as the case may be), will be distributed throughout
the remaining applicable [                                             ] (based
upon the number of American Greetings Cards relative to the number of other Greetings to be displayed on such Pages) until all American Greetings cards have been displayed for that category; provided, however, that Yahoo may modify such distribution if, in its good faith judgment, the quality or selection of such Greetings warrants such re-distribution in order to address the needs of Yahoo Cards customers. In connection with any such re-distribution, Yahoo agrees to use commercially reasonable efforts to communicate any such decision and the reasons therefore to American Greetings as soon as



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reasonably practicable. Additionally, at no time during the Term, shall Yahoo
[

                                    ] in the areas set forth therein.

(iv) Yahoo makes no guarantee as to the order or manner in which American Greetings Cards shall appear on any Yahoo Cards Page. Notwithstanding the foregoing, should Yahoo, in its sole discretion, determine to rotate which
Greetings are to appear on [                                 ] or [
              ] Yahoo shall rotate the American Greeting Cards appearing on such Pages at the same rate as any other Greetings appearing on such Pages. If Yahoo, in its sole discretion, determines to use a mechanism other than rotation to determine the order or manner in which a particular Greeting appears on [
                      ] or [                          ] American Greetings Cards
shall be [
                                     ] as any Greetings provided by Yahoo or
any third party on [                       ] and [                           ]
It is expressly understood that nothing in this Section 3.1(b)(iv) shall in any way reduce or waive Yahoo's obligations under Sections 3.1(b)(i) and 3.1(b)(ii) above.

(v) All American Greetings Cards provided by American Greetings for use on Yahoo Cards shall be displayed and otherwise made accessible in Yahoo Cards in accordance with the provisions of this Section 3(b), in the category(ies) specified by American Greetings. If Yahoo objects, in good faith, to any category assigned to an American Greetings Card, the parties shall agree, in good faith, upon the appropriate category for such American Greetings Card.

(vi) Notwithstanding anything else to the contrary in this Agreement, in no event shall Yahoo be under any obligation, express or implied, to post or otherwise include any American Greetings Card or other American Greetings content in any Yahoo Property, including without limitation, in Yahoo Cards, if, in good faith, Yahoo determines that such American Greetings Card or content (or any portion thereof) is inappropriate for display based on a published terms of service or published guideline applicable to such Yahoo Property. In addition, in the event that Yahoo determines that any American Greetings Card or other American Greetings content is inappropriate for display in any Yahoo Property, including without limitation, in Yahoo Cards, based on a Yahoo Property's content offerings, Yahoo and American Greetings shall agree on alternative placements for such American Greetings Card or other American Greetings content, or some other mutually acceptable resolution.

(vii) American Greetings may, upon written or email notice to Yahoo, request that Yahoo remove any American Greetings Card(s) from display on Yahoo Cards and
Yahoo shall comply with any such request within [                     ] from the
receipt thereof.

(c) Yahoo will maintain a link to Yahoo Cards on the Yahoo Properties set forth below. The appearance and placement of such links shall be in Yahoo's sole discretion.

(i) the compose screen of Yahoo Mail;

(ii) the navigation bar of Yahoo Mail;

(iii) Yahoo Calendar and the related reminder service;



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(iv)  Yahoo Messenger;

(v)   Yahoo Address Book;

(vi)  Yahoo Classifieds personal section;

(vii) Yahoo Clubs.

      In addition, Yahoo will maintain a link to Yahoo Cards on the Yahoo Main
      Site front Page for a minimum of [               ] during each year of the
      Term. At Yahoo's sole discretion, Yahoo may provide links to Yahoo Cards in other locations across the Yahoo Properties (e.g., Geocities, Yahoo People Search, and Broadcast.com).

(d) At all times during the Term, Yahoo shall place the American Greetings Merchant Button on all American Greetings Button Pages. The American Greetings Merchant Button's placement on any American Greetings Button Page may rotate within an American Greetings Button Page Merchant Button Area equally with and appear no less prominently (in terms of size and frequency of appearance in any particular location within the Merchant Button Area) than any other Merchant Button appearing on such American Greetings Button Page; provided, however, that the American Greetings Merchant Button shall appear on each and every Page View of the American Greetings Button Pages.

(e) During the Term, Yahoo shall provide the American Greetings Front Page Promotion on the home Page of the Yahoo Main Site, on a rotating basis with other promotions, on the dates specified on Exhibit J hereto (the "Front Page Dates").

(f) At all times during the Term, Yahoo shall provide the American Greetings Module on the front page of Yahoo Cards in a manner substantially similar to that set forth on Exhibit D hereto.

(g) Yahoo shall ensure that all American Greetings Content Pages are co-branded with Brand Features of both American Greetings and Yahoo as mutually agreed by the parties, provided, however, that at all time the Brand Features of each party shall be substantially similar in prominence (in terms of size and placement) as set forth in Exhibit D. Additionally, Yahoo shall place an "opt-in" option on the American Greetings Content Pages, subject to American Greetings' approval, not to be unreasonably withheld, allowing users to choose to receive promotional or other information from American Greetings. The parties agree that Users that opt-in to receive such promotional or other information from American Greetings may receive an e-mail from American Greetings that contains a registration mechanism allowing Users to register as American Greetings members and that American Greetings may independently collect certain data pertaining to such Users through such registration mechanism and thereafter (any such data being the "American Greetings Opt-In User Data").

(h) During the Term, Yahoo shall provide the American Greetings Banner, on a rotating basis with other promotions, throughout Yahoo Cards and elsewhere throughout the Yahoo Main Site (i.e., run of network) but in neither case on the American Greetings Content Pages provided that it is technically feasible for Yahoo to exclude such Pages after commercially reasonable efforts.



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(i) Yahoo shall assist American Greetings in developing, and shall host during the Term, the American Greetings Store [
                       ]

3.2. American Greetings Responsibilities.
     ------------------------------------

(a) American Greetings shall provide Yahoo: (i) a wide selection of Greetings;
and (ii) not less than [                 ] of those American Greeting Cards made
available free of charge through the American Greetings Site (modified, if necessary, to accommodate Yahoo's format) for display on Yahoo Cards. American Greetings shall update and refresh the inventory of American Greetings Cards
provided to Yahoo not less often than [                      ] provided,
however, that if such inventory is not updated and refreshed on the American
Greetings Site during [                ], American Greetings will update and
refresh the Yahoo inventory of American Greetings Cards promptly following the next update and refresh of the inventory on the American Greetings Site. American Greetings shall deliver all American Greetings Cards and all updates to Yahoo in accordance with the delivery specifications set forth in Exhibit C.

(b) American Greetings shall ensure that all Pages of the American Greetings Site to which users click-through from any American Greetings Link comply with the scale, speed and performance specifications mutually agreed upon by the parties.

(c) American Greetings shall operate and maintain the American Greetings Site to
be one of the top [        ] sites for the on-line provision of Greetings (as
determined, to the extent practical, over a reasonable period of time, by an independent, qualified and industry-recognized third party based on the quantity and quality of customers and product offerings).

(d) In no event shall any Page on the American Greetings Site, when linked directly from any Yahoo Property, contain [
                                                                          ] This
restriction shall not apply in the case of [
                                                       ]

(e) American Greetings shall place the Yahoo Graphic Link on those Pages of the American Greetings Site to which Users click-through from any American Greetings Link. The Yahoo Graphic Link shall be placed on the American Greetings Site: (i) in a form and manner mutually agreed on by the parties; and (ii) directly link the User back to a Page on the Yahoo Properties designated by Yahoo.

(f) American Greetings shall create, maintain and operate the American Greetings Store in accordance with Yahoo Store standard terms and conditions; provided, however, that if American Greetings determines, in its reasonable discretion, that the resources required to maintain the American Greetings Store are not justified by the business conducted (or projected to be conducted) therein, American Greetings may terminate the American Greetings Store upon [
   ] written notice to Yahoo. Nothing herein shall be deemed to require American Greetings to make its full range of Greetings or other products available on the American Greetings Store. Yahoo may modify its Yahoo Store standard terms and conditions from time to time, at its discretion, provided that American Greetings shall be given notice in the same manner as other Yahoo Store merchants in order to comply with any such changes.



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(g) American Greetings shall provide a link to American Greetings' privacy policy on those Pages on the American Greetings Site through which User data is collected.

3.3. Mutual Responsibilities.
     ------------------------

(a) Each party shall comply with the other party's trademark guidelines that are attached as Exhibit K hereto.

(b) American Greetings will remain solely responsible for the operation of the American Greetings Site, and Yahoo will remain solely responsible for the operation of the Yahoo Properties. Each party, subject to the terms of this Agreement, retains sole right and control over the programming, content and conduct of transactions over its respective site.

(c) The parties each agree to cooperate and work together on technology related issues, including but not limited to a implementing the ability of Users to use their Yahoo address book to auto-populate a `send to' address on the American Greetings Site linked from a Yahoo Property; or ensuring that American Greetings products and services work seamlessly with Yahoo products (e.g., Yahoo Pager) in accordance with applicable privacy and similar issues. Additionally, the parties agree to explore methods by which users can be provided a seamless experience when using American Greetings products that require a player or plug-in such as "Flash" or "Real Player" (e.g., Broadcast.com). Notwithstanding the foregoing, each party understands that the other may, at its sole discretion, elect not to implement any of the above initiatives.

SECTION 4: PAGE VIEWS.
----------------------

4.1. Merchant Button and Front Page Promotion.
     -----------------------------------------

With respect to the American Greetings Merchant Button, American Greetings Banner and American Greetings Front Page Promotion, Yahoo shall deliver a
minimum of [                                     ] Page Views (the "Program Page
View Obligation") which shall include a minimum of [                        ]
Page Views of the American Greetings Front Page Promotion. Yahoo shall use
reasonable commercial efforts to deliver a minimum of [                        ]
Page Views of the American Greetings Merchant Button and [
            ] Page Views of the American Greetings Banner throughout Yahoo Cards (excluding the American Greetings Content Pages provided that it is technically feasible for Yahoo to exclude such Pages after commercially reasonable efforts)
and [                              ] Page Views of the American Greetings Banner
throughout the Yahoo Main Site (excluding the American Greetings Content Pages provided that it is technically feasible for Yahoo to exclude such Pages after commercially reasonable efforts); provided, however, that Yahoo's Page View obligations are with respect to the Program Page View Obligation as a whole and Yahoo shall not be in breach of this Agreement for failure to deliver the number of American Greetings Merchant Button or American Greetings Banner Page Views set forth above.

4.2. Yahoo Card Promotions.
     ----------------------

         Yahoo shall deliver a minimum of [                                ]
Page Views of the links referenced in Section 3(c)(i)-(ii).



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4.3. Failure To Deliver Page Views.
     ------------------------------

         The parties shall monitor, on an ongoing basis, the number of Page Views delivered as against the total obligations set forth in Sections 4.1 and
4.2 (through the electronic database referenced in Section 4.4) and, after [
                                            ] the parties shall mutually agree,
in good faith, to any adjustments to the placement of promotions as may reasonably be necessary to meet the Program Page View Obligations. In the event that Yahoo fails to deliver the number of Page Views referred to in Sections 4.1 or 4.2 at the expiration of the Term, Yahoo will "make good" the shortfall by extending its obligations under Sections 3.1(c)(i)-(ii), 3.1(d), 3.1(e) (for additional front page promotion dates mutually agreed upon by the parties) and 3.1(h) in the areas of the Yahoo Main Site set forth therein (or similar inventory mutually agreed upon by the parties) beyond the end of the Term until such Page View obligation is satisfied. The provisions set forth in this Section
4.3 set forth the entire liability of Yahoo, and American Greetings' sole remedy, for Yahoo's breach of its Page View obligations set forth in this
Section 4.

4.4. Page View Database.
     -------------------

         Yahoo shall provide American Greetings: (i) real-time access to an electronic database that tracks and compiles Yahoo's standard reporting information concerning the number of Page Views delivered pursuant to Section
4.1 during applicable periods, and (ii) monthly written reports that track such information concerning the number of Page Views delivered pursuant to Section 4.2.

SECTION 5: COMPENSATION.
------------------------

5.1. Slotting Fee.
     -------------

         In consideration of Yahoo's performance and obligations as set forth herein, American Greetings shall pay to Yahoo a total slotting fee equal to
[                                ]. Such fee shall be paid to Yahoo as set forth
below with [                                        ] of the first payment
designated as a set up fee for the design, consultation and development of the American Greetings Links. Unless otherwise mutually agreed upon in writing, American Greetings shall not be charged any fees, beyond those set forth in this Agreement, for any Page Views delivered beyond the Program Page View Obligation.



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           Payment         Date
           -------         ----
           [      ]        On or before [            ]

           [      ]        [          ] prior to the Launch Date as reasonably
                           projected by the parties (the "Launch Date Payment")
                           and
           [      ]
                           On [
                                                                     ] (for a
                           total of [          ] payments, including the Launch
                           Date Payment). For example, if [               ] is
                           [           ], American Greetings shall pay Yahoo a
                           payment of [

                                               ]
5.2. Revenue Share.
     --------------

         In addition to the slotting fee set forth in Section 5.1 above,
beginning on [                                       ] American Greetings shall
pay to Yahoo a fee equal to [                  ] of any American Greetings Net
Revenues in excess of [                                ] earned during the
period between [

        ] Any such revenue sharing fees accrued pursuant to this Section 5.2
shall be paid [     ] together with the [     ] fee payment set forth in Section
5.1 and shall be due in [                        ] following the [    ] in which
such revenues are earned.

5.3. Advertising Revenue.
     --------------------

(a) Yahoo shall have the sole right, in its sole discretion, to sell, license or otherwise dispose of all advertising and promotional rights with respect to the Yahoo Properties (including Yahoo Cards and the American Greetings Content
Pages). Yahoo shall pay American Greetings [                  ] [
           ] Yahoo Cards Content Page Advertising Revenue. For purposes of the
preceding sentence, the [             ] of Yahoo Cards Content Page Advertising
Revenue shall be [


                                    ] that encompasses such American Greetings
Content Pages. Thus, for example, if (x) Yahoo delivers [        ] Page Views
pursuant to a run of Yahoo Cards advertisement placement that generates [      ]
in Yahoo Cards Content Page Advertising Revenue, and (y) [      ] of such Page
Views are delivered on American Greetings Content Pages, then (z) American
Greetings shall be entitled to [      ] pursuant to this Section 5.3
[                                   ]. Yahoo shall use commercially reasonable
efforts to sell advertising on the American Greetings Content Pages but makes no guarantee relating to the success of such efforts. Yahoo shall fill [
           ] of any unsold banner advertising space on the American Greetings Content Pages with banner advertisements for American Greetings.

(b) American Greetings shall have the sole right to sell, license or otherwise dispose of all advertising and promotional rights with respect to the American Greetings Site and all other Page Views to American Greetings' servers.



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5.4. Payment Information.
     --------------------

(a) All payments herein due from American Greetings to Yahoo are non-refundable and non-creditable and shall be paid by American Greetings in U.S. dollars via wire transfer into Yahoo's main account pursuant to the wire transfer instructions set forth on Exhibit E. Any portion of the above payments which has not been paid as set forth above shall bear interest at the lesser of (i) [
          ] per month or (ii) the maximum amount allowed by law.
Notwithstanding the foregoing, any failure by American Greetings to materially make the payments specified in Section 5.1 and 5.2 as set forth above, shall constitute a material breach of this Agreement.

(b) All payments herein due from Yahoo to American Greetings shall be paid in U.S. dollars via wire transfer into American Greetings main account pursuant to the wire transfer instructions set forth on Exhibit E. Any portion of the above payments which has not been paid as set forth above shall bear interest at the
lesser of (i) [           ] per month or (ii) the maximum amount allowed by
law. Notwithstanding the foregoing, any failure by Yahoo to materially make the payments specified in Sections 5.3(a) as set forth above shall constitute a material breach of this Agreement.

SECTION 6: REPRESENTATIONS AND WARRANTIES.

6.1. By American Greetings.
     ----------------------

(a) American Greetings represents and warrants that at all times during the Term it shall have all licenses and approvals (or exemptions thereto) necessary to fulfill its obligations under this Agreement and that the negotiation, entry and performance of this Agreement will not violate, conflict with, interfere with, result in a breach of, or constitute a default under any other agreement to which it is a party or any government order or decree to which it is subject.

(b) American Greetings represents and warrants that it is, and at all times during the Term shall be, in compliance with any and all applicable laws, rules and regulations of any jurisdiction now in effect and that may come into existence during the Term, including all federal, state and local privacy laws, rules and regulations, that may materially affect its performance of its obligations hereunder.

(c) American Greetings represents and warrants that information provided to it by or on behalf of Users shall be maintained, accessed and transmitted in a secure environment and in compliance with industry standards for the security of confidential data.

[




                                                          ]

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6.2. By Yahoo.
     ---------

(a) Yahoo represents and warrants that at all times during the Term, it shall have all licenses and approvals (or exemptions thereto) necessary to fulfill its obligations under this Agreement and that the negotiation, entry and performance of this Agreement will not violate, conflict with, interfere with, result in a breach of, or constitute a default under any other agreement to which it is a party or any government order or decree to which it is subject.

(b) Yahoo represents and warrants that it is, and at all times during the Term shall be, in compliance with any and all applicable laws, rules and regulations of any jurisdiction now in effect and that may come into existence during the Term, including all federal, state and local privacy laws, rules and regulations, that may materially affect its performance of its obligations hereunder.

(c) Yahoo represents and warrants that information provided to it by Users shall be maintained, accessed and transmitted in a secure environment and in compliance with industry standards for the security of confidential data.


6.3. No Additional Warranties.
     -------------------------

         EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES, AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE.

SECTION 7: INDEMNIFICATION.
---------------------------

7.1. By American Greetings.
     ----------------------

         American Greetings, at its own expense, will indemnify, defend and hold harmless Yahoo, its Affiliates and their employees, representatives, agents and affiliates, against any claim, suit, action, or other proceeding brought by a third party against Yahoo or its Affiliates based on or arising from a claim (a) that [
                                           ] or (b) that [











                                                                     ] provided
however, that in any such case: (i)

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Yahoo provides American Greetings with prompt notice of any such claim;
(ii)Yahoo permits American Greetings to assume and control the defense of such action, with counsel chosen by American Greetings; (iii) Yahoo and its Affiliates cooperate, at the expense of American Greetings, with American Greetings and its counsel in the defense, and Yahoo will have the right to participate fully, at its own expense, in the defense of any such action, and
(iv) American Greetings does not enter into any settlement or compromise of any such claim which would include relief other than the payment of monetary damages without Yahoo's prior written consent, which consent shall not be unreasonably withheld. American Greetings will pay any and all costs, damages, and expenses, including, but not limited to, reasonable attorneys' fees and costs awarded against or otherwise incurred by Yahoo or its Affiliates in connection with or arising from any such claim, suit, action or proceeding. It is understood and agreed that Yahoo does not intend and will not be required to [
                                                          ]

7.2. By Yahoo.
     ---------

         Yahoo, at its own expense, will indemnify, defend and hold harmless American Greetings, its Affiliates and their employees, representatives, agents and affiliates, against any claim, suit, action, or other proceeding brought by a third party against American Greetings or its Affiliates based on or arising from a claim (a) that [
                                                           ] or (b) that [









                                ] provided however, that in any such case: (i)
American Greetings provides Yahoo with prompt notice of any such claim;
(ii)American Greetings permits Yahoo to assume and control the defense of such action, with counsel chosen by Yahoo; (iii) American Greetings and its Affiliates cooperate, at the expense of Yahoo, with Yahoo and its counsel in the defense, and American Greetings will have the right to participate fully, at its own expense, in the defense of any such action, and (iv) Yahoo does not enter into any settlement or compromise of any such claim which would include relief other than the payment of monetary damages without American Greetings' prior written consent, which consent shall not be unreasonably withheld. Yahoo will pay any and all costs, damages, and expenses, including, but not limited to, reasonable attorneys' fees and costs awarded against or otherwise incurred by American Greetings or its Affiliates in connection with or arising from any such claim, suit, action or proceeding.

SECTION 8: LIMITATION OF LIABILITY.
-----------------------------------

8.1. Disclaimer of Liability.
     ------------------------

         UNDER NO CIRCUMSTANCES SHALL AMERICAN GREETINGS, YAHOO, OR ANY AFFILIATE OF EITHER PARTY BE LIABLE TO ANOTHER PARTY FOR



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INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES ARISING FROM
THIS AGREEMENT, EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS (COLLECTIVELY, "DISCLAIMED DAMAGES"); PROVIDED THAT EACH PARTY WILL REMAIN LIABLE TO THE OTHER PARTY TO THE EXTENT ANY DISCLAIMED DAMAGES ARE CLAIMED BY A THIRD PARTY (OTHER THAN AN AFFILIATE) AND ARE SUBJECT TO INDEMNIFICATION PURSUANT TO SECTION 7.

8.2. Limitation of Liability.
     ------------------------

         EXCEPT AS PROVIDED IN SECTION 7 OR WITH RESPECT TO ANY CLAIMS ARISING FROM THE RIGHTS OR OBLIGATIONS SET FORTH IN SECTIONS 6 OR 10, THE MAXIMUM LIABILITY OF ONE PARTY TO THE OTHER PARTY FOR ANY CLAIMS ARISING IN CONNECTION WITH THIS AGREEMENT WILL NOT EXCEED [

                                                                     ]

SECTION 9: TERM AND TERMINATION.
--------------------------------

9.1. Term.
     -----

         The term of this Agreement shall begin on the Effective Date and, unless sooner terminated as provided below or as otherwise agreed, continue until the second anniversary of the Launch Date (the "Term").

9.2. Termination by Yahoo.
     ---------------------

         [








                                                    ]

9.3. Termination by American Greetings; Reallocation of Payments.
     ------------------------------------------------------------

[







                                     ]

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acquisition described in this Section 9.3 within five (5) business days of the completion of such acquisition.

(b) If, as of [                                       ] Yahoo has delivered less
than [                                 ] Page Views of the Yahoo Card Pages, the
parties shall negotiate in good faith a re-allocation of the American Greetings' promotions to which all or a portion of the fees yet to be paid by American Greetings to Yahoo hereunder apply. Such re-allocation could involve American Greetings receiving additional banner or other advertisements on the Yahoo Properties (subject, in all cases, to inventory availability). Notwithstanding anything to the contrary in this Section 9.3(b), under no circumstances shall American Greetings be released from making the payments due to Yahoo under
Section 5 (including in the event that the parties are unable to reach agreement on any re-allocation of American Greetings' promotions pursuant to this Section 9.3(b)).

9.4. Termination by Either Party with Cause.
     ---------------------------------------

         This Agreement may be terminated by either party immediately upon notice to the other if the other party: (i) ceases to do business in the normal course, becomes or is declared insolvent or bankrupt, becomes the subject of any proceeding related to its liquidation or insolvency (whether voluntary or
involuntary) which is not dismissed within [                        ] or makes
an assignment for the benefit of creditors; or (ii) breaches any of its obligations under this Agreement in any material respect, which breach is not
remedied within [              ] following written notice to such party [
        ] in the case of a failure to pay). If, during the Term, Yahoo has provided three (3) notices of termination under clause (ii) above due to a failure to pay, Yahoo shall have the right to [

                                                                       ]

9.5. Right of First Presentation to Renew.
     -------------------------------------

         At least [              ] prior to the end of the Term, in the event
that Yahoo, at its sole discretion, intends to extend this Greeting Cards Merchant Program, Yahoo will deliver to American Greetings a written notice describing Yahoo's reasonable business requirements with respect to such opportunity. If American Greetings declines to commence good faith negotiations
within [           ] of receiving such written notice from Yahoo, or if the
parties fail to reach agreement within [           ] following the commencement
of good faith negotiations (or such later date as is agreed by the parties), Yahoo may [
                                                             ] The parties
acknowledge that the promotional opportunities and terms offered in any extension of this Greeting Cards Merchant Program may differ substantially from those contained in this Agreement. Further, under no circumstances shall anything in this Section 9.5 be deemed to restrict Yahoo's ability to extend merchant positions in a subsequent Greeting Cards Merchant Program to any third parties.

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9.6. Right of First Presentation for Related Initiatives.
     ----------------------------------------------------

         In the event that Yahoo intends at any time during the Term to [


        ] Yahoo will deliver to American Greetings a written notice describing Yahoo's reasonable business requirements with respect to such opportunity. If American Greetings declines to commence good faith negotiations within [
   ] of receiving such written notice from Yahoo, or if the parties fail to
reach agreement within [              ] following the commencement of good faith
negotiations (or such later date as is agreed by the parties), Yahoo may [
                                                    ] American Greetings
acknowledges that the foregoing applies only to [


                                       ]

9.7. Survival.
     ---------

         Sections 1, 2.2(b), 4.3, 6.1(c) & (d), 7, 8, 10, 11, 12 and this
Section 9.7 shall survive the expiration or termination of this Agreement; provided that, for the purpose of this Section 9.7, American Greetings' obligation to abide by Yahoo's "then current" Privacy Policy set forth in
Section 2.2(b) shall not survive the expiration or termination of this Agreement (i.e., upon expiration or termination of this Agreement and thereafter, American Greetings shall adhere to the form of Yahoo's Privacy Policy in effect as of the date of this Agreement's expiration).

SECTION 10: OWNERSHIP.
----------------------

10.1. By American Greetings.
      ----------------------

         Yahoo and its Affiliates acknowledge and agree that: (i) as between American Greetings on the one hand, and Yahoo and its Affiliates on the other, American Greetings owns all right, title and interest in the American Greetings Cards, the American Greetings Brand Features, and the American Greetings Site;
(ii) nothing in this Agreement shall confer in Yahoo or any Yahoo Affiliate any right of ownership in the American Greetings Cards, the American Greetings Brand Features, and the American Greetings Site; and (iii) neither Yahoo nor its Affiliates shall now or in the future contest the validity of the foregoing.

10.2. By Yahoo.
      ---------

         American Greetings and its Affiliates acknowledge and agree that: (i) as between American Greetings and its Affiliates on the one hand, and Yahoo and its Affiliates on the other, Yahoo or its Affiliates own all right, title and interest in Yahoo Cards and any other Yahoo Property and the Yahoo Brand Features; (ii) nothing in this Agreement shall confer in American Greetings any right of ownership in the Yahoo Brand Features; and (iii) American Greetings shall not now or in the future contest the validity of the foregoing.

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10.3. Data Ownership and Use.
      -----------------------

(a) All information and data provided to Yahoo by Users (including the American Greetings Card User Data) or otherwise collected by Yahoo relating to User activity on the Yahoo Properties (including on Yahoo Cards) shall [
                        ]

(b) During the Term, Yahoo shall collect the American Greeting Cards User Data and provide the American Greetings Card User Data to American Greetings.
American Greetings agrees to [                                       ] only in
accordance with Section 2.2(b), Section 6.1 and this Section 10.3.

(c) The American Greetings Front Page Promotion Data and all information and data provided to American Greetings on the American Greetings Site or otherwise collected by American Greetings relating to user activity on the American Greetings Site (including the American Greetings Opt-In User Data), shall be
[                                                 ] During the Term, American
Greetings agrees to [
                                                                            ]

(d) Each party agrees to use all User information and data (including the American Greetings Card User Data, American Greetings Front Page Promotion Data and American Greetings Opt-In User Data) only as authorized by the User that provided such information and shall not disclose, sell, license or otherwise transfer any such user information to any third party or use the user information for the transmission of "junk mail," "spam," or any other unsolicited mass distribution of information.

(e) If any User requests, or if Yahoo requests on behalf of any User, that American Greetings remove all personally identifiable information relating to such User from American Greetings' database and other records, then American Greetings shall promptly remove such personally identifiable information from its database and other records.



SECTION 11: PUBLIC ANNOUNCEMENTS; CONFIDENTIALITY.
--------------------------------------------------

11.1. Public Announcements.
      ---------------------

         The parties will cooperate to create any and all appropriate public announcements relating to the relationship set forth in this Agreement. Neither party shall make any public announcement regarding the existence or content of this Agreement without the other party's prior written approval and consent.

11.2. Confidentiality.
      ----------------

         Yahoo and American Greetings acknowledge and agree to the Mutual Nondisclosure Agreement Terms attached hereto as Exhibit F with respect to the use and disclosure of confidential information and all discussions pertaining to or leading to this Agreement.

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SECTION 12: NOTICE; MISCELLANEOUS PROVISIONS.
---------------------------------------------

12.1. Notices.
      --------

         All notices, requests and other communications called for by this Agreement shall be in writing and deemed to have been given upon receipt by the addressee to which notice is provided. Any such notices, requests and other communications may be given by mail, courier, telecopy or electronic mail (confirmed by concurrent written notice sent first class U.S. mail, postage prepaid), if to Yahoo at 3420 Central Expressway, Santa Clara, CA 95051, Fax:
[            ] Attention: Vice President ([                         ]), with a
copy to its General Counsel ([                          ]), and if to American
Greetings at the physical or electronic mail addresses set forth on the signature page of this Agreement, or to such other addresses as either party shall specify to the other.

12.2. Subcontracting.
      ---------------

Either party may subcontract or delegate the performance of any or all of its duties and obligations hereunder to any Affiliate of such party (i) with the other party's prior written approval, which shall not be unreasonably withheld and (ii) provided that in the event of any such subcontracting or delegation, the subcontracting or delegating party remains liable hereunder. Yahoo hereby consents to American Greetings' subcontracting or delegating any or all of its duties hereunder to the following American Greetings' Affiliates: AGCM, Inc., American Greetings Corporation and AGC, Inc.; provided that, in all cases, American Greetings shall remain liable for such entities' compliance with the terms of this Agreement.

12.3. Miscellaneous Provisions.
      -------------------------

(a) This Agreement will bind and inure to the benefit of each party's permitted successors and assigns. Neither party may assign this Agreement, in whole or in part, without the other party's written consent; provided, however, that either party may assign this Agreement without such consent in connection with any merger, consolidation, any sale of all or substantially all of such party's assets or any other transaction in which more than fifty percent (50%) of such party's voting securities are transferred. Any attempt to assign this Agreement other than in accordance with this provision shall be null and void.

(b) This Agreement will be governed by and construed in accordance with the laws of the State of California, without reference to conflicts of laws rules, and without regard to its location of execution or performance.

(c) If any provision of this Agreement is found invalid or unenforceable, that provision will be enforced to the maximum extent permissible and the other provisions of this Agreement will remain in force.

(d) The prevailing party in any action to enforce this Agreement shall be entitled to reimbursement of its expenses, including reasonable attorneys' fees.

(e) Neither this Agreement, nor any terms and conditions contained herein may be construed as creating or constituting a partnership, joint venture or agency relationship between the parties.

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(f) No failure of either party to exercise or enforce any of its rights under this Agreement will act as a waiver of such rights.

(g) Neither Party will be liable for, or be considered in breach of or default under this Agreement on account of, any delay or failure to perform as required by this Agreement as a result of any causes or conditions which are beyond such Party's reasonable control (except payment of money) and which such Party is unable to overcome by the exercise of reasonable diligence.

(h) This Agreement and its exhibits are the complete and exclusive agreement between the parties with respect to the subject matter hereof, superseding and replacing any and all prior agreements, communications, and understandings, both written and oral, regarding such subject matter, including the Letter of Agreement between the parties dated June 2, 1999. This Agreement may only be modified, or any rights under it waived, by a written document executed by both parties.

(i) No third party beneficiaries are created or established by this Agreement.

(j) Except as otherwise specifically provided for herein, each party shall bear its own expenses for the negotiation of and the performance of this Agreement.

(k) The captions and headings used in this Agreement are inserted for convenience only and will not affect the meaning or interpretation of this Agreement. References to numbered sections and lettered Exhibits refer to the sections and exhibits of this Agreement unless otherwise specified.

(l) This Agreement may be executed in any number of counterparts, all of which taken together shall constitute a single instrument. Execution and delivery of this Agreement may be evidenced by facsimile transmission.

                            [signature page follows]

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         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

YAHOO! INC.                         americangreetings.com, inc.
By: /s/ Ellen Siminoff              By: /s/ Josef Mandelbaum
   ----------------------------        ---------------------------------------------------------

Title: /s/ Vice President           Title: Senior Vice President, Sales and Business Development
      -------------------------           ------------------------------------------------------

Address:                            Address:
        -----------------------             ----------------------------------------------------

        -----------------------             ----------------------------------------------------

Telecopy:                           Telecopy:
         ----------------------              ---------------------------------------------------

E-mail:                             E-mail:
       ------------------------            -----------------------------------------------------

                                    ag.com, inc.
                                    By: /s/ Josef Mandelbaum
                                       ---------------------------------------------------------

                                    Title: Senior Vice President, Sales and Business Development
                                          ------------------------------------------------------

                                    Address:
                                            ----------------------------------------------------

                                            ----------------------------------------------------

                                    Telecopy:
                                             ---------------------------------------------------

                                    E-mail:
                                           -----------------------------------------------------

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                                    EXHIBIT A

                                   DEFINITIONS
                                   -----------

         "Affiliate" shall mean, as to any entity, any company or other entity world-wide, including, without limitation, any corporation, partnership, joint venture, or limited liability company, that is controlled by, controlling or under common control with such first entity, where control means the ownership of 50% or more of the voting equity interest in such entity.

         "American Greetings Button Pages" shall mean the American Greetings Directory Pages and the American Greetings Search Results Pages.

         "American Greetings Cards" shall mean Greetings produced by or for American Greetings and shall include any "thumbnail" images of such Greetings.

         "American Greetings Cards User Data" shall mean all information and data collected by Yahoo, including but not limited to sender and receiver email addresses, solely in connection with Users' viewing, personalizing, sending, receiving, downloading or purchasing American Greetings Cards, or other American Greetings products or services; provided that American Greetings Card User Data shall specifically exclude the American Greetings Front Page Promotion Data and the American Greetings Opt-In User Data.



         "American Greetings Competitor" shall mean the written list of entities set forth on Exhibit G hereto and any successors to any such entities.

         "American Greetings Content Pages" shall mean those Pages in Yahoo Cards, substantially similar in structure to that set forth in Exhibit D, through which a User may construct, preview and receive a specific American Greetings Card.

         "American Greetings Directory Pages" shall mean those Pages within the subject matter directory of any Yahoo Property for the subjects and hierarchy identified on Exhibit I.

         "American Greetings Front Page Promotion" shall mean a promotion substantially similar in structure to that set forth in Exhibit D, developed by American Greetings in accordance with Yahoo's standard front-page promotion guidelines attached as Exhibit H. Yahoo may modify its standard front-page promotion guidelines at any time, provided that American Greetings shall be given reasonable notice in order to modify the American Greetings Front Page Promotion to comply with any such changes.

         "American Greetings Front Page Promotion Data" shall mean the data collected by American Greetings through the American Greetings Front Page Promotion.

         "American Greetings Link" shall mean any link to the American Greetings Site placed by Yahoo under this Agreement, including, without limitation, the American Greetings Banner, American Greetings Merchant Button (and accompanying text links), American Greetings Module and the American Greetings Front Page Promotion.

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         "American Greetings Banner" shall mean a promotion substantially similar in structure as that set forth on Exhibit D that conforms to Yahoo's standard banner specifications as follows: (a) promotes the on-line sale of greeting cards, (b) has dimensions no larger than 468 pixels wide by 60 pixels high, (c) does not have "looped" animation, (d) does not have any animation longer than six seconds, (e) has a file size of no greater than 15K, and (f) will permit users to navigate directly to a Page on the American Greetings Site relating to the American Greetings Banner content. Yahoo may modify these standard banner specifications at any time provided that American Greetings shall be given reasonable notice in order to modify the American Greetings Banner to comply with any such changes.

         "American Greetings Merchant Button" shall mean a link substantially similar in structure to that set forth in Exhibit D, that conforms to Yahoo's standard Merchant Button specifications as follows: (a) contains an American Greetings logo and has dimensions no larger than 88 pixels wide by 31 pixels high, (b) does not contain animation, (c) has a file size of no greater than 2K,
(d) contains alt text of no more than ten (10) characters (including spaces),
(e) contains three (3) text links of no more than sixteen (16) characters each (including spaces), (f) and will permit users to navigate directly to a Page on the American Greetings Site related to buying or sending greeting cards. Yahoo may modify these standard Merchant Button specifications at any time, provided that American Greetings shall be given reasonable notice in order to modify the American Greetings Merchant Button to comply with any such changes.

         "American Greetings Module" shall mean a promotion substantially similar in structure to that set forth in Exhibit D, that conforms to Yahoo's standard module specifications as follows: (a) has dimensions no larger than 125 pixels wide by 125 pixels high, (b) contains two lines of text, with no more than twenty (20) characters of text (including spaces) in each line, (c) contains no more than six (6) seconds of animation (with no looping), (d) is in GIF format, (e) has a file size no greater than 4K, and (f) will permit users to navigate directly to a Page on the American Greetings Site relating to the online purchase of greeting cards. Yahoo may modify these standard Module specifications at any time, provided that American Greetings shall be given reasonable notice in order to modify the American Greetings Module to comply with any such changes.

         "American Greetings Net Revenues" shall mean [





                               ]

         "American Greetings Opt-In User Data" shall have the meaning ascribed to such term in Section 3.1(g).

         "American Greetings Search Results Pages" shall mean those Pages displayed upon a user's searching the Yahoo Main Site for any of those keywords identified on Exhibit I; provided that, Yahoo may substitute any such keyword for a comparable keyword in its reasonable discretion and upon written approval of American Greetings, which approval shall not be unreasonably withheld.

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         "American Greetings Site" shall mean the American Greetings principal
U.S. based World Wide Web site located at http://www.americangreetings.com or any successor URL.



         "American Greetings Store" shall mean an online store created with Yahoo Store technology on behalf of American Greetings and located in the Yahoo Store.

         "Brand Features" shall mean the trademarks, service marks, logos and other distinctive brand features of the parties that are described in Exhibit B hereto.

         "FTC Order" will mean that certain "Decision and Consent Order" issued by the U.S. Federal Trade Commission on February 5, 1999 against Geocities, Inc., a California corporation acquired by Yahoo, attached hereto as Exhibit L and any and all subsequent or related official materials, regulations, laws judgements or orders.

          "Greeting" means a communication consisting of elements (including, but not limited to, images, text, photography, audio or animation) that are pre-designed by the producer and elements that are user customizable or selectable (including, but not limited to, messages, signatures, addresses, images or audio) and marketed to consumers and businesses for delivery in connection with an occasion (such as birthday, wedding, graduation, anniversary or holiday), thank you wishes, get well wishes, invitations, and other social expressions traditionally recognized as greetings. "Greetings" shall include electronic Greetings (including, but not limited to, customizable greeting cards, postcards and multimedia Greetings), and traditional tangible paper (or similar media) Greetings (whether pre-printed, downloaded or printed using "create-and-print" systems).

         "Greeting Cards Merchant Program" shall mean Yahoo's program consisting of certain marketing, advertising and promotional activities relating to the online sale of Greetings as described in this Agreement.

         "Intellectual Property Rights" shall mean all rights in and to trade secrets, patents, copyrights, trademarks, know-how, as well as moral rights and similar rights of any type under the laws of any governmental authority, domestic or foreign.

         "Internet" shall mean the collection of computer networks commonly known as the Internet, and shall include, without limitation, the World Wide Web.

         "Launch Date" shall mean [

                         ]

         "Merchant Button" shall mean a link to a merchant's World Wide Web site that substantially conforms to the specifications of the American Greetings Merchant Button.

         "Merchant Button Area" shall mean the area of any Page of any Yahoo Property in which Merchant Buttons are displayed. Such area may involve buttons appearing vertically or horizontally.

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         "Page" means any World Wide Web page (or, for on-line media other than
Web sites, the equivalent unit of the relevant protocol).

         "Page View" shall mean a User's request for a Page on which the applicable advertisement or link appears, as such request is determined and measured by Yahoo in accordance with its standard methodologies and protocols that are regularly audited and reviewed by Ernst & Young or a similarly reputable entity.

         "User" shall mean any person or entity who uses any Yahoo Property. A person or entity shall not be considered a "User" as a result of or in connection with their use of a Yahoo Property other than as an end-user thereof. For example, use of a Yahoo Property by Yahoo personnel (or personnel of any Yahoo advertiser or Affiliate) for programming, development, testing and other administrative functions shall not result in such personnel being considered Users.

         "Yahoo Cards" shall mean the U.S. targeted Yahoo Property that will allow Users to, among other things, create, send, and view electronic Greetings and/or purchase Greetings. Yahoo shall have the right to change the name and content (but not the underlying line of business) of Yahoo Cards from time to time in its sole discretion.

         "Yahoo Cards Category Pages" shall mean those Pages in Yahoo Cards that are displayed in response to a user's request for a particular type of greeting card (e.g., birthday, get well, anniversary).

         "Yahoo Cards Content Page Advertising Revenue" shall mean [













           ]

         "Yahoo Cards Front Page" shall mean the home page of Yahoo Cards.

         "Yahoo Cards Pages" shall mean any Page within the Yahoo Cards property, including but not limited to the Yahoo Cards Front Page, the Yahoo Cards Category Pages and the American Greetings Content Pages.

         "Yahoo Competitor" shall mean the following entities: [

                                                      ]

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         "Yahoo Graphic Link" shall mean a graphic image containing the Yahoo name and logo provided by Yahoo to American Greetings that: (a) has dimensions no larger than 88 pixels wide by 31 pixels high, (b) does not contain animation,
(c) has a file size of no greater than 2K, (d) contains alt text of no more than ten (10) characters (including spaces), (e) contains no more than 6seconds of animation (with no looping), (f) is in GIF format, (g) will permit users to navigate directly to a Page on the Yahoo Properties. These specifications may be modified by American Greetings in its reasonable discretion, provided that Yahoo shall be given reasonable notice in order to modify the Yahoo Graphic Link to comply with any such changes.

         "Yahoo Mail" shall mean Yahoo's principal U.S. based e-mail service located at http://mail.yahoo.com or any successor URL.

         "Yahoo Main Site" shall mean Yahoo's principal U.S. based directory to the World Wide Web located at http://www.yahoo.com or any successor URL.

         "Yahoo Privacy Policy" shall mean that privacy policy currently located at http://docs.yahoo.com/info/privacy/ (as may be amended by Yahoo! from time to time).

         "Yahoo Properties" shall mean any Yahoo branded or co-branded media properties, including, without limitation, Internet guides, developed in whole or in part by Yahoo or its Affiliates and distributed or made available by Yahoo or its Affiliates over the Internet or any wireless device.

         "Yahoo Store" shall mean that Yahoo branded property containing various online stores and currently located at http://store.yahoo.com or any successor URL.

EXECUTION COPY




                                    EXHIBIT B


                        AMERICAN GREETINGS BRAND FEATURES
                        ---------------------------------
                             American Greetings logo
         [and such other brand features supplied by American Greetings]



                              YAHOO BRAND FEATURES
                              --------------------
                          Yahoo! logo in stylized type
                               Yahoo "Y Guy" logo
                                 Do You Yahoo!?
                [and such other brand features supplied by Yahoo]

EXECUTION COPY



                                    EXHIBIT C

                             Delivery Specifications
                             -----------------------


1) Images will be zipped and sent to Yahoo either through ftp or another mutually agreed upon system.

2) American Greetings will provide Yahoo with a spreadsheet accompanying the images which indicates each of the following for each image:
(a)category;
(b) whether or not it is animated;
(c) the location of the thumbnail, midi,background images, and any other files or text which accompanies the card.

3) Each card may contain an American Greetings Logo. The logo size will be approximately 100x30 pixels, will not be animated, and will be less than 5k in file size.

4) The thumbnail images shall be 100x68 pixels unless mutually agreed upon otherwise. The thumbnail images will not be animated, and will be less than 5k in file size.

5) The images for the cards themselves will be approximately 300x300 pixels and will be less than 30k in file size.

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EXECUTION COPY





                                    EXHIBIT D

                              (Attach Screen Shots)

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                                    EXHIBIT E

                           Wire Transfer Instructions
                           --------------------------

Yahoo's Bank Information:

Institution Name:                                      [
Institution Address:
ABA:
Beneficiary Name:
Beneficiary Account Number:                                       ]

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                                    EXHIBIT F

                      Mutual Nondisclosure Agreement Terms
                      ------------------------------------

         1. "Confidential Information" as used in this Agreement shall mean any and all technical and non-technical information, including patent, trade secret, and proprietary information, techniques, sketches, drawings, models, inventions, know-how, processes, apparatus, equipment, algorithms, software programs, software source documents, and formulae related to the current, future and proposed products and services of each of the parties, and includes, without limitation, their respective information concerning product and feature plans, research, experimental work, development, design details and specifications, engineering, financial information, procurement requirements, purchasing, manufacturing, customer lists, business forecasts, sales and merchandising, and marketing plans and information.

         2. If the Confidential Information is disclosed orally or visually, it shall be identified as such at the time of disclosure and confirmed in a writing to the recipient within thirty (30) days of such disclosure.

         3. Each of the parties agrees that it will not make use of, disseminate, or in any way disclose any Confidential Information of the other party to any person, firm or business, except to the extent necessary for negotiations, discussions, and consultations with personnel or authorized representatives of the other party and any purpose the other party may hereafter authorize in writing. Each of the parties agrees that it shall disclose Confidential Information of the other party only to those of its employees and contractors who need to know such information and who have previously agreed, either as a condition to employment or in order to obtain the Confidential Information, to be bound by terms and conditions substantially similar to those of this Agreement.

         4. There shall be no liability for disclosure or use of Confidential Information which is: (a) in the public domain through no fault of the receiving party, (b) rightfully received from a third party without any obligation of confidentiality, (c) rightfully known to the receiving party without any limitation on use or disclosure prior to its receipt from the disclosing party,
(d) independently developed by the receiving party, (e) generally made available to third parties without any restriction on disclosure, or (f) communicated in response to a valid order by a court or other governmental body, as otherwise required by law, or as necessary to establish the rights of either party under this Agreement (provided that the party so disclosing has provided the other party with a reasonable opportunity to seek protective legal treatment for such Confidential Information).

         5. "Residual Information" shall mean any Confidential Information of the disclosing party which may be retained in intangible form in the minds of those individuals of the receiving party who have had proper access to such Confidential Information. Notwithstanding anything else in this Agreement, the receiving party shall be free to use any Residual Information for any purpose whatsoever, including, without limitation, the development of its own products, or business, provided that such Residual Information is not used in connection with products that are directly competitive to those of the disclosing party.



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         6. Each of the parties agrees that it shall treat all Confidential
Information of the other party with the same degree of care as it accords to its own Confidential Information, and each of the parties represents that it exercises reasonable care to protect its own Confidential Information.

         7. Each of the parties agrees that it will not modify, reverse engineer, decompile, create other works from, or disassemble any software programs contained in the Confidential Information of the other party unless specifically permitted to do so, in writing, by the disclosing party.

         8. All materials (including, without limitation, documents, drawings, models, apparatus, sketches, designs and lists) furnished to one party by the other, and which are designated in writing to be the property of such party, shall remain the property of such party and shall be returned to it promptly at its request, together with any copies thereof.

         9. This Agreement shall govern all communications between the parties that are made during the period from the effective date of this Agreement to the date on which either party receives from the other written notice that subsequent communications shall not be so governed, provided, however, that each party's obligations under Sections 2 and 3 with respect to Confidential Information of the other party which it has previously received shall continue unless and until such Confidential Information falls within Sections 4 or 5. Neither party shall communicate any information to the other in violation of the proprietary rights of any third party. Neither party acquires any licenses under any intellectual property rights of the other party under this Agreement.



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                                    EXHIBIT G

                         American Greetings Competitors



American Greetings Competitors shall include:

   [















                                                      ]



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                                    EXHIBIT H

                         Front Page Promotion Guidelines
                         -------------------------------

The Front Page Promotion shall be in the form of a banner advertisement and subsequent promotion pages, and shall have the following specifications and characteristics (references to the "sponsor" apply to the advertiser on whose behalf the front page promotion is run).

Banner Specifications:
----------------------

Size:  230 pixels wide by 33 pixels high.  File size must not exceed 3k.

The banner can animate for a period of not more than 6 seconds. No endless looping is permitted.

For a [      ] promotion campaign, the sponsor may run up to [ ] different banners that will rotate equally.

Background Color: Backgrounds which are not transparent must have a color(s) which are using a HSB color space, between 0% and 50% in saturation, and between 50% and 80% in brightness. The hue may be any value. Yahoo reserves the right to define the portions of a submitted image that comprises the background. Transparent backgrounds are permitted.

All banners are subject to aesthetic and content approval by Yahoo. All artwork must be submitted to Yahoo at least five (5) business days prior to the promotion's launch date. Yahoo reserves the right to review, reject or modify any part of any creative at its sole discretion. The sponsor shall ensure that their promotion complies in all respects with applicable laws and regulations. The sponsor expressly understands and agrees that the approval of the official rules for any promotion by Yahoo shall not constitute an opinion as to the legal appropriateness or adequacy of such rules or their manner of use.

Sweepstakes Prizes: Yahoo requires that front page promotion sponsors provide a prize package of a minimum retail value. Values for different types of front page promotions are set forth below.

Type of Promotion:                                  Prize Package Minimum
------------------                                  ---------------------
Front Page Banner                                          [     ]
Front Page Text                                            [     ]

Prize values for multi-sponsored promotions vary.

Sponsor is responsible for all shipping/handling charges and any other expenses associated with prize fulfillment.

Sponsor is responsible for sending 1099 notifications to the promotion winners and the IRS.

Sponsor shall deliver prizes to winning contestant within six (6) weeks of the promotion's conclusion.



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Sponsor hosted promotions.
--------------------------

A standard promotion hosted by the sponsor shall consist of the following:

Banner(s) or text links on a Yahoo hosted page that link to the sponsor hosted promotion jump page.

A jump page consisting of promotion graphics, client graphics, copy/content and contest description.

A rules page consisting of official rules that govern the promotion.

An entry form page consisting of promotion graphics and the entry form. The entry form shall include the following disclaimer located directly next to the "submit" button.

(Sponsor's Name) is solely responsible for the use of this information.

A thank you page consisting of graphics and text.

Total size of all graphics on each promotion page must be less than 35K. This is to optimize loading times for contestants and to reduce the amount of people that turn away from the promotion before the page loads.

If sponsor host's the promotion, sponsor further agrees to the following:

To allow Yahoo engineers to run a stress test program to test the sponsor's server(s) capacity. A mutually agreed upon time will be arranged with sponsor to run this test program, which simulates the traffic level that can be expected from a front page promotion. Sponsor shall make necessary modifications to its server capacity so that it will pass such test prior to the start date of the promotion.

Submit promotion URLs at least [                    ] prior to the starting date
of the promotion for Yahoo final approval (which may include Yahoo required modifications to the promotion).

Sponsor may not post any contest page until it receives final approval of the entire page from Yahoo.

Yahoo reserves the right to access all aggregate information captured on entry form submissions through the promotion. Sponsor agrees to provide such information to Yahoo immediately upon Yahoo's request. Yahoo's use of this information will be restricted to internal purposes.

Traffic sent to sponsor home page.
----------------------------------

In order to send traffic from the promotional banner on Yahoo directly to a sponsor's home page instead of a jump page, the following requirements must be met, with no exceptions:

Sponsor agrees to create a customized prominent graphic dedicated to prize/contest details to be displayed on sponsor's home page. Such graphic shall always be above the fold of the sponsor's home page and link directly to the sweepstakes page/entry form.



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Total pixel area of the graphic must be at least 28,080 k or the equivalent of a
468x60 banner.

All artwork/creative must be submitted to Yahoo at least [                     ]
prior to the promotion's start date.

Yahoo reserves the right to review, reject or modify any part of any creative at its sole discretion.

Sponsor shall be responsible for the design, layout, posting and maintenance of the promotion pages.

Sponsor shall operate the contest on computers and network hardware under its ownership or control.


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                                    EXHIBIT I



AMERICAN GREETINGS DIRECTORY PAGES:
-----------------------------------

[









                                                  ]


AMERICAN GREETINGS KEYWORDS:
----------------------------



[





























































































                               ]

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[



































































































































                   ]

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                                    EXHIBIT J

                                Front Page Dates
                                ----------------




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                                    EXHIBIT K

                              Trademark Guidelines
                              --------------------



Yahoo Trademark Guidelines:
---------------------------

         1. GENERAL. All Yahoo Brand Features will be used only as explicitly licensed by Yahoo, and only under the terms and conditions and for the purposes described in such license. The other party to such license shall herein be referred to as the "Licensee". All such uses shall be in a manner consistent with the following guidelines.

         2. APPEARANCE OF LOGOS. The Licensee shall ensure that the presentation of the Yahoo Brand Features shall be consistent with Yahoo's own use of the Yahoo Brand Features in comparable media.

         3. NOTICES. All trademarks and service marks included in the Yahoo Brand Features shall be designated with "SM", "TM" or "(R)", in the manner directed by Yahoo.

         4. APPEARANCE. From time to time during the term of the license, Yahoo may provide the Licensee with guidelines for the size, typeface, colors and other graphic characteristics of the Yahoo Brand Features, which upon delivery to the Licensee shall be deemed to be incorporated into these "Yahoo Trademark Usage Guidelines".

         5. RESTRICTIONS UPON USE. The Yahoo Brand Features shall not be presented or used:

                  A. in a manner that could be reasonably interpreted to suggest editorial content has been authored by, or represents the views or opinions of, Yahoo or any Yahoo personnel;

                  B. in a manner that is misleading, defamatory, libelous, obscene or otherwise objectionable, in Yahoo's reasonable opinion;

                  C. in a way that infringes, derogates, dilutes or impairs the rights of Yahoo in the Yahoo Brand Features;

                  D. as part of a name of a product or service of a company other than Yahoo, except as expressly provided in a written agreement by Yahoo.

         6. NONEXCLUSIVE REMEDY. The Licensee will make any changes to its use of the Yahoo Brand Features as requested by Yahoo. The foregoing remedy shall be in addition to any other legal and equitable rights that Yahoo may possess relating to Licensee's use of the Yahoo Brand Features.

         7. REVISIONS. These Guidelines may be modified at any time by Yahoo upon written notice to the Licensee.


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American Greetings Trademark Guidelines


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                                    EXHIBIT L

                             FTC DECISION AND ORDER

                                                                         9823015
                                                                         B251544

                            UNITED STATES OF AMERICA
                            FEDERAL TRADE COMMISSION


COMMISSIONERS:


     ROBERT PITOFSKY, CHAIRMAN


     SHEILA F. ANTHONY


     MOZELLE W. THOMPSON


     ORSON SWINDLE

                                IN THE MATTER OF

                            GEOCITIES, A CORPORATION.

                                DOCKET NO. C-3850

                               DECISION AND ORDER

The Federal Trade Commission having initiated an investigation of certain acts and practices of the respondent named in the caption hereof, and the respondent having been furnished thereafter with a copy of a draft of complaint which the Bureau of Consumer Protection proposed to present to the Commission for its consideration and which, if issued by the Commission, would charge respondent with violation of the Federal Trade Commission Act; and

The respondent, its attorneys, and counsel for Federal Trade Commission having thereafter executed an agreement containing a consent order, an admission by the respondent of all the jurisdictional facts set forth in the aforesaid draft of complaint, a statement that the signing of said agreement is for settlement purposes only and does not constitute an admission by respondent that the law has been violated as alleged in such complaint, or that the facts as alleged in such complaint, other than jurisdictional facts, are true and waivers and other provisions as required by the Commission's Rules; and

The Commission having considered the matter and having determined that it had reason to believe that the respondent has violated the said Act, and that complaint should issue stating its charges in that respect, and having thereupon accepted the executed consent agreement and placed such agreement on the public record for a period of sixty (60) days, and having duly considered the comments filed thereafter by interested persons pursuant to ss. 2.34 of its Rules, now in further conformity with the procedure prescribed in ss. 2.34 of its Rules, the Commission hereby issues its complaint, makes the following jurisdictional findings and enters the following order:


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     1. Respondent GeoCities, is a corporation organized, existing, and doing business under and by virtue of the laws of the State of California, with its office or principal place of business located at 1918 Main Street, Suite 300, Santa Monica, California 90405.


     2. The Federal Trade Commission has jurisdiction of the subject matter of this proceeding and of the respondent, and the proceeding is in the proceeding is in the public interest.

                                      ORDER

                                   DEFINITIONS

For purposes of this order, the following definitions shall apply:


     1. "Child" or "children" shall mean a person of age twelve (12) or under.


     2. "Parents" or "parental" shall mean a legal guardian, including, but not limited to, a biological or adoptive parent.


     3. "Personal identifying information" shall include, but is not limited to, first and last name, home or other physical address (e.g., school), e-mail address, telephone number, or any information that identifies a specific individual, or any information which when tied to the above becomes identifiable to a specific individual.


     4. "Disclosure" or "disclosed to third party(ies)" shall mean (a) the release of information in personally identifiable form to any other individual, firm, or organization for any purpose or (b) making publicly available such information by any means including, but not limited to, public posting on or through home pages, pen pal services, e-mail services, message boards, or chat rooms.


     5. "Clear(ly) and prominent(ly)" shall mean in a type size and location that are not obscured by any distracting elements and are sufficiently noticeable for an ordinary consumer to read and comprehend, and in a typeface that contrasts with the background against which it appears.


     6. "Archived" database shall mean respondent's off-site "back-up" computer tapes containing member profile information and GeoCities Web site information.


     7. "Electronically verifiable signature" shall mean a digital signature or other electronic means that ensures a valid consent by requiring: (1) authentication (guarantee that the message has come from the person who claims to have sent it); (2) integrity (proof that the message contents have not been altered, deliberately or accidentally, during transmission); and (3) non-repudiation (certainty that the sender of the message cannot later deny sending it).


     8. "Express parental consent" shall mean a parent's affirmative agreement that is obtained by any of the following means: (1) a signed statement transmitted by postal mail or facsimile; (2) authorizing a charge to a credit card via a secure server; (3) e-mail accompanied by an electronically verifiable signature; (4) a procedure that is specifically authorized by statute, regulation, or guideline issued by the Commission; or (5) such other procedure that ensures verified parental consent and ensures the identity of the parent, such as the use of a reliable certifying authority.


     9. Unless otherwise specified, "respondent" shall mean GeoCities, its successors and assigns and its officers, agents, representatives, and employees.


     10. "Commerce" shall mean as defined in Section 4 of the Federal Trade Commission Act, 15 U.S.C. ss. 44.

                                       I.



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IT IS ORDERED that respondent, directly or through any corporation, subsidiary, division, or other device, in connection with any online collection of personal identifying information from consumers, in or affecting commerce, shall not make any misrepresentation, in any manner, expressly or by implication, about its collection or use of such information from or about consumers, including, but not limited to, what information will be disclosed to third parties and how the information will be used.

                                       II.

IT IS FURTHER ORDERED that respondent, directly or through any corporation, subsidiary, division, or other device, in connection with any online collection of personal identifying information from consumers, in or affecting commerce, shall not misrepresent, in any manner, expressly or by implication, the identity of the party collecting any such information or the sponsorship of any activity on its Web site.

                                      III.

IT IS FURTHER ORDERED that respondent, directly or through any corporation, subsidiary, division, or other device, in connection with the online collection of personal identifying information from children, in or affecting commerce, shall not collect personal identifying information from any child if respondent has actual knowledge that such child does not have his or her parent's permission to provide the information to respondent. Respondent shall not be deemed to have actual knowledge if the child has falsely represented that (s)he is not a child and respondent does not knowingly possess information that such representation is false.

                                       IV.

IT IS FURTHER ORDERED that respondent, directly or through any corporation, subsidiary, division, or other device, in connection with the online collection of personal identifying information, in or affecting commerce, shall provide clear and prominent notice to consumers, including the parents of children, with respect to respondent's practices with regard to its collection and use of personal identifying information. Such notice shall include, but is not limited to, disclosure of:


     A. what information is being collected (e.g., "name," "home address," "e-mail address," "age," "interests");


     B. its intended use(s);


     C. the third parties to whom it will be disclosed (e.g., "advertisers of consumer products," mailing list companies," "the general public");


     D. the consumer's ability to obtain access to or directly access such information and the means by which (s)he may do so;


     E. the consumer's ability to remove directly or have the information removed from respondent's databases and the means by which (s)he may do so; and


     F. the procedures to delete personal identifying information from respondent's databases and any limitations related to such deletion.


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     Such notice shall appear on the home page of respondent's Web site(s) and at each location on the site(s) at which such information is collected.

PROVIDED THAT, respondent shall not be required to include the notice at the locations at which information is collected if such information is limited to tracking information and the collection of such information is described in the notice required by this Part.

PROVIDED FURTHER THAT, for purposes of this Part, compliance with all of the following shall be deemed adequate notice: (a) placement of a clear and prominent hyperlink or button labeled PRIVACY NOTICE on the home page(s), which directly links to the privacy notice screen(s); (b) placement of the information required in this Part clearly and prominently on the privacy notice screen(s), followed on the same screen(s) with a button that must be clicked on to make it disappear; and (c) at each location on the site at which any personal identifying information is collected, placement of a clear and prominent hyperlink on the initial screen on which the collection takes place, which links directly to the privacy notice and which is accompanied by the following statement in bold typeface:

NOTICE: WE COLLECT PERSONAL INFORMATION ON THIS SITE. TO LEARN MORE ABOUT HOW WE USE YOUR INFORMATION CLICK HERE.

                                       V.

IT IS FURTHER ORDERED that respondent, directly or through any corporation, subsidiary, division, or other device, in connection with the online collection of personal identifying information from children, in or affecting commerce, shall maintain a procedure by which it obtains express parental consent prior to collecting and using such information.

PROVIDED THAT, respondent may implement the following screening procedure that shall be deemed to be in compliance with this Part. Respondent shall collect and retain certain personal identifying information from a child, including birth date and the child's and parent's e-mail addresses (hereafter "screening information"), enabling respondent to identify the site visitor as a child and to block the child's attempt to register with respondent without express parental consent. If respondent elects to have the child register with it, respondent shall: (1) give notice to the child to have his/her parent provide express parental consent to register; and/or (2) send a notice to the parent's e-mail address for the purpose of obtaining express parental consent. The notice to the child or parent shall provide instructions for the parent to: (1) go to a specific URL on the Web site to receive information on respondent's practices regarding its collection and use of personal identifying information from children and (2) provide express parental consent for the collection and use of such information. Respondent's collection of screening information shall be by a manner that discourages children from providing personal identifying information in addition to the screening information. All personal identifying information collected from a child shall be held by respondent in a secure manner and shall not be used in any manner other than to effectuate the notice to the child or parent, or to block the child from further attempts to register or otherwise provide personal identifying information to respondent without express parental consent. The personal identifying information collected shall not be disclosed to any third party prior to the receipt of express parental consent. If express parental consent is not received by twenty (20) days after respondent's collection of the information from the child, respondent shall remove all such personal identifying information from its databases, except



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such screening information necessary to block the child from further attempts to register or otherwise provide personal identifying information to respondent without express parental consent.

                                       VI.

Nothing in this order shall prohibit respondent from collecting personal identifying information from children or from using such information, as specifically permitted in the Children's Online Privacy Protection Act of 1998 (without regard to the effective date of the Act) or as such Act may hereafter be amended; regulations or guides promulgated by the Commission; or self-regulatory guidelines approved by the Commission pursuant to the Act.

                                      VII.

IT IS FURTHER ORDERED that respondent GeoCities, and its successors and assigns, shall provide a reasonable means for consumers, including the parents of children, to obtain removal of their or their children's personal identifying information collected and retained by respondent and/or disclosed to third parties, prior to the date of service of this order, as follows:


     A. Respondent shall provide a clear and prominent notice to each consumer over the age of twelve (12) from whom it collected personal identifying information and disclosed that information to CMG Information Services, Inc., describing such consumer's options as stated in Part VI.C and the manner in which (s)he may exercise them.


     B. Respondent shall provide a clear and prominent notice to the parent of each child from whom it collected personal identifying information prior to May 20, 1998, describing the parent's options as stated in Part VI.C and the manner in which (s)he may exercise them.


     C. Respondent shall provide the notice within thirty (30) days after the date of service of this order by e-mail, postal mail, or facsimile. Notice to the parent of a child may be to the e-mail address of the parent and, if not known by respondent, to the e-mail address of the child. The notice shall include the following information:


         1. the information that was collected (e.g., "name," "home address," "e-mail address," "age," "interests"); its use(s) and/or intended use(s); and the third parties to whom it was or will be disclosed (e.g., "advertisers of consumer products," "mailing list companies," "the general public") and with respect to children, that the child's personal identifying information may have been made public through various means, such as by publicly posting on the child's personal home page or disclosure by the child through the use of an e-mail account;


         2. the consumer's and childs parents right to obtain access to such information and the means by which (s)he may do so;


         3. the consumer's and childs parent's right to have the information removed from respondent's or a third party's databases and the means by which (s)he may do so;


         4. a statement that childrens information will not be disclosed to third parties, including public posting, without express parental consent to the disclosure or public posting;


         5. the means by which express parental consent may be communicated to the respondent permitting disclosure to third parties of a child's information; and




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         6. a statement that the failure of a consumer over the age of twelve
         (12) to request removal of the information from respondent's databases will be deemed as approval to its continued retention and/or disclosure to third parties by respondent.


     D. Respondent shall provide to consumers, including the parents of children, a reasonable and secure means to request access to or directly access their or their childrens personal identifying information. Such means may include direct access through password protected personal profile, return e-mail bearing an electronically verifiable signature, postal mail, or facsimile.


     E. Respondent shall provide to consumers, including the parents of children, a reasonable means to request removal of their or their childrens personal identifying information from respondent's and/or the applicable third party's databases or an assurance that such information has been removed. Such means may include e-mail, postal mail, or facsimile.


     F. The failure of a consumer over the age of twelve (12) to request the actions specified above within twenty (20) days after his/her receipt of the notice required in Part VI.A shall be deemed to be consent to the information's continued retention and use by respondent and any third party.


     G. Respondent shall provide to the parent of a child a reasonable means to communicate express parental consent to the retention and/or disclosure to third parties of his/her child's personal identifying information. Respondent shall not use any such information or disclose it to any third party unless and until it receives express parental consent.


     H. If, in response to the notice required in Part VI.A, respondent has received a request by a consumer over the age of twelve (12) that respondent should remove from its databases the consumer's personal identifying information or has not received the express consent of a parent of a child to the continued retention and/or disclosure to third parties of a child's personal identifying information by respondent within twenty (20) days after the parent's receipt of the notice required in Part VI.B, respondent shall within ten (10) days:


         1. Discontinue its retention and/or disclosure to third parties of such information, including but not limited to (a) removing from its databases all such information, (b) removing all personal home pages created by the child, and (c) terminating all e-mail accounts for the child; and


         2. Contact all third parties to whom respondent has disclosed the information, requesting that they discontinue using or disclosing that information to other third parties, and remove the information from their databases.


         With respect to any consumer over the age of twelve (12) or any parent of a child who has consented to respondent's continued retention and use of personal identifying information pursuant to this Part, such consumer's or parent's continuing right to obtain access to his/her or a child's personal identifying information or removal of such information from respondent's databases shall be as specified in the notice required by Part IV of this order.


     I. Within thirty (30) days after the date of service of this order, respondent shall obtain from a responsible official of each third party to whom it has disclosed personal identifying information and from each GeoCities Community Leader a statement stating that (s)he has been advised of the terms of this order and of respondent's obligations under this Part, and that (s)he agrees, upon notification from respondent, to discontinue using or disclosing a consumer's or child's personal identifying information to other third parties and to remove any such information from its databases.


     J. As may be permitted by law, respondent shall cease to do business with any third party that fails within thirty (30) days of the date of service of this order to provide the statement set forth in Part VI.I or whom respondent knows or has reason to know has failed at any time to (a) discontinue using or disclosing a child's personal identifying information to other third parties, or (b) remove any such information from their databases. With respect to any GeoCities Community Leader, the respondent shall cease the Community Leader status of any person who fails to provide the statement set forth in Part VI.I or whom




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     respondent knows or has reason to know has failed at any time to (a)
     discontinue using or disclosing a child's personal identifying information to other third parties, or (b) remove any such information from their databases.

FOR PURPOSES OF THIS PART: "third party(ies)" shall mean each GeoCities Community Leader, CMG Information Services, Inc., Surplus Software, Inc. (Surplus Direct/Egghead Computer), Sage Enterprises, Inc. (GeoPlanet/Planetall), Netopia, Inc. (Netopia), and InfoBeat/Mercury Mail (InfoBeat).

                                      VIII.

IT IS FURTHER ORDERED that for the purposes of this order, respondent shall not be required to remove personal identifying information from its archived database if such information is retained solely for the purposes of Web site system maintenance, computer file back-up, to block a child's attempt to register with or otherwise provide personal identifying information to respondent without express parental consent, or to respond to requests for such information from law enforcement agencies or pursuant to judicial process. Except as necessary to respond to requests from law enforcement agencies or pursuant to judicial process, respondent shall not disclose to any third party any information retained in its archived database. In any notice required by this order, respondent shall include information, clearly and prominently, about its policies for retaining information in its archived database.

                                       IX.

IT IS FURTHER ORDERED that for five (5) years after the date of this order, respondent GeoCities, and its successors and assigns, shall place a clear and prominent hyperlink within its privacy statement which states as follows in bold typeface:

NOTICE: CLICK HERE FOR IMPORTANT INFORMATION ABOUT SAFE SURFING FROM THE FEDERAL TRADE COMMISSION.

The hyperlink shall directly link to a hyperlink/URL to be provided to respondent by the Commission. The Commission may change the hyperlink/URL upon thirty (30) days prior written notice to respondent.

                                       X.

IT IS FURTHER ORDERED that respondent GeoCities, and its successors and assigns, shall maintain and upon request make available to the Federal Trade Commission for inspection and copying the following:


     A. For five (5) years after the last date of dissemination of a notice required by this order, a print or electronic copy in HTML format of all documents relating to compliance with Parts IV through VIII of this order, including, but not limited to, a sample copy of every information collection form, Web page, screen, or document containing any representation regarding respondent's information collection and use practices, the notice required by Parts IV through VI, any communication to third parties required by Part VI, and every Web page or screen linking to the Federal Trade Commission Web site. Each Web page copy shall be accompanied by the URL of the Web page where the material was posted online. Electronic copies shall include all text and graphics files, audio scripts, and other computer files used in presenting information on the World Wide Web; and



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PROVIDED THAT, after creation of any Web page or screen in compliance with this order, respondent shall not be required to retain a print or electronic copy of any amended Web page or screen to the extent that the amendment does not affect respondent's compliance obligations under this order.


     B. For five (5) years after the last collection of personal identifying information from a child, all materials evidencing the express parental consent given to respondent.

                                       XI.

IT IS FURTHER ORDERED that respondent GeoCities, and its successors and assigns, shall deliver a copy of this order to all current and future principals, officers, directors, and managers, and to all current and future employees, agents, and representatives having responsibilities with respect to the subject matter of this order. Respondent shall deliver this order to current personnel within thirty (30) days after the date of service of this order, and to future personnel within thirty (30) days after the person assumes such position or responsibilities.

                                      XII.

IT IS FURTHER ORDERED that respondent GeoCities, and its successors and assigns, shall establish an "information practices training program" for any employee or GeoCities Community Leader engaged in the collection or disclosure to third parties of consumers' personal identifying information. The program shall include training about respondent's privacy policies, information security procedures, and disciplinary procedures for violations of its privacy policies. Respondent shall provide each such current employee and GeoCities Community Leader with information practices training materials within thirty (30) days after the date of service of this order, and each such future employee or GeoCities Community Leader such materials and training within thirty (30) days after (s)he assumes his/her position or responsibilities.

                                      XIII.

IT IS FURTHER ORDERED that respondent GeoCities, and its successors and assigns, shall notify the Commission at least thirty (30) days prior to any change in the corporation that may affect compliance obligations arising under this order, including, but not limited to, a dissolution, assignment, sale, merger, or other action that would result in the emergence of a successor corporation; the creation or dissolution of a subsidiary, parent, or affiliate that engages in any acts or practices subject to this order; the proposed filing of a bankruptcy petition; or a change in the corporate name or address. PROVIDED, HOWEVER, that, with respect to any proposed change in the corporation about which respondent learns less than thirty (30) days prior to the date such action is to take place, respondent shall notify the Commission as soon as is practicable after obtaining such knowledge. All notices required by this Part shall be sent by certified mail to the Associate Director, Division of Enforcement, Bureau of Consumer Protection, Federal Trade Commission, Washington, D.C. 20580.

                                      XIV.

IT IS FURTHER ORDERED that respondent GeoCities, and its successors and assigns, shall, within sixty (60) days after service of this order, and at such other times as the Federal Trade



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Commission may require, file with the Commission a report, in writing, setting forth in detail the manner and form in which they have complied with this order.

                                       XV.

This order will terminate on February 5, 2019, or twenty (20) years from the most recent date that the United States or the Federal Trade Commission files a complaint (with or without an accompanying consent decree) in federal court alleging any violation of the order, whichever comes later; PROVIDED, HOWEVER, that the filing of such a complaint will not affect the duration of:


     A. Any Part in this order that terminates in less than twenty (20) years;


     B. This order's application to any respondent that is not named as a defendant in such complaint; and


     C. This order if such complaint is filed after the order has terminated pursuant to this Part.

PROVIDED, FURTHER, that if such complaint is dismissed or a federal court rules that the respondent did not violate any provision of the order, and the dismissal or ruling is either not appealed or upheld on appeal, then the order will terminate according to this Part as though the complaint had never been filed, except that the order will not terminate between the date such complaint is filed and the later of the deadline for appealing such dismissal or ruling and the date such dismissal or ruling is upheld on appeal.

By the Commission.

Donald S. Clark
Secretary

ISSUED: February 5, 1999

SEAL


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